EXHIBIT 21.1

        SUBSIDIARIES OF DEX MEDIA EAST LLC AND DEX MEDIA EAST FINANCE CO.

DEX MEDIA EAST LLC, A DELAWARE LIMITED LIABILITY COMPANY, WHOLLY-OWNS DEX MEDIA EAST FINANCE CO., A DELAWARE CORPORATION, AND DEX MEDIA INTERNATIONAL, INC., A DELAWARE CORPORATION.